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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (Date of earliest event reported):           MAY 31, 2000


                               SCHLUMBERGER N.V.
                             (SCHLUMBERGER LIMITED)
               (Exact name of registrant as specified in charter)



     NETHERLANDS ANTILLES                001-04601                      52-0684746
 (State or other jurisdiction      (Commission File No.)    (I.R.S. Employer Identification No.)
      of incorporation)

    42, RUE SAINT-DOMINIQUE           277 PARK AVENUE                 PARKSTRAAT 83
      PARIS, FRANCE 75007      NEW YORK, NEW YORK, USA 10172           THE HAGUE
       (33-1) 4062-1000               (212) 350-9400                THE NETHERLANDS
                                                                        2514 JG
                                                                   (31-70) 310-5447


  (Address, including Zip Code, and Telephone Number, Including Area Code, of
                          Principal Executive Offices)


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Item 5.  Other Events


       On May 31, 2000, Schlumberger N.V. (Schlumberger Limited) announced the signing of a memorandum of understanding with Baker Hughes Incorporated under which the Schlumberger surface seismic business, Geco Prakla, would join with the Western Geophysical surface seismic unit of Baker Hughes to form a new venture to be called Western GECO. The Western GECO venture would own the seismic fleets, data processing assets, exclusive and nonexclusive multiclient or other surveys, and other assets currently comprising the surface seismic businesses of Schlumberger and Baker Hughes. In connection with the formation of the venture, Schlumberger expects to pay Baker Hughes $500 million. As a result, Schlumberger is expected to own 70% of the venture and Baker Hughes is expected to own 30% of the venture.

       The formation of the venture is subject to the parties' ability to obtain all necessary regulatory approvals and consents and other conditions. No assurance can be given that such regulatory approvals and consents will be obtained or that the other conditions will be satisfied.

       The information set forth in the press release of Schlumberger dated May 31, 2000, filed herewith as Exhibit 99.1, is incorporated by reference in this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


       (c)  Exhibits

     99.1 - Press Release dated May 31, 2000 announcing the execution of the memorandum of understanding





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SCHLUMBERGER N.V.
                              (SCHLUMBERGER LIMITED)



Date: May 31, 2000            By: /s/ James L. Gunderson
                                  ----------------------
                                  James L. Gunderson
                                  General Counsel and Secretary





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                               INDEX TO EXHIBITS



  Number                           Exhibit
  ------                           -------
  99.1    -    Press Release dated May 31, 2000 announcing the execution of the memorandum of understanding